Exhibit 23.9

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of MasTec, Inc. and subsidiaries on Form S-3 (No. 333-11013) of our report dated February 25, 1998, on our audit of the consolidated financial statements of Sistemas e Instalaciones de Telecomunicacion, S.A. (Sintel) and subsidiaries as of December 31,1997 and for the year then ended, which report is incorporated by reference in this Annual Report on Form 10-K.




ARTHUR ANDERSEN LLP
Madrid, Spain
March 27, 1998